                                                                    Exhibit 10.8


                              Market Facts, Inc.
                First Amendment and Waiver To Credit Agreement


Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60603

Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated as of June 7, 1996 (the "Credit Agreement") by and among, Market Facts, Inc., a Delaware corporation (the "Company"), and you (the "Bank"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company hereby applies to the Bank to increase the amount of the Revolving Credit Commitment, to increase the amount of the Revolving Loans permitted for conversion into the Term Loan and to make certain other corresponding amendments to the Credit Agreement, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

1.   WAIVER.

     The Company has informed the Bank that the Company acquired all the capital stock of BAIGlobal, Inc. on July 31, 1997 for an initial purchase price of $6,000,000 and contingent future payments of an additional $5,000,000 (the "BAIGlobal Acquisition"). By virtue of the BAIGlobal Acquisition, the Company was not in compliance with Section 8.13 of the Credit Agreement. The Bank hereby waives compliance with Section 8.13 of the Credit Agreement, to the extent, and only to the extent, such Section would otherwise disallow the BAIGlobal Acquisition, provided that this waiver shall not become effective unless and until the conditions precedent set forth in Section 4 have been satisfied.

2.   AMENDMENTS.

     2.01. Section 1.1 of the Credit Agreement shall be amended by deleting the amount "$7,000,000" appearing therein and by substituting the amount "$10,000,000" in lieu thereof.

     2.02. Section 1.2 of the Credit Agreement shall be amended by deleting the amount "$7,000,000" appearing therein and by substituting the amount "$10,000,000" in lieu thereof.

     2.03. Section 1.3 of the Credit Agreement shall be amended by deleting the amount "$4,800,000" appearing therein and by substituting the amount "$7,000,000" in lieu thereof.

3.   REPLACEMENT OF NOTE.

     In replacement for the outstanding Revolving Credit Note dated June 14, 1996 payable to the order of the Bank in the aggregate face principal amount of $7,000,000 (the "Existing Revolving Credit Note") pursuant to the Credit Agreement and the other changes made hereby, the Company shall execute and deliver to the Bank a new revolving credit note in the amount of $10,000,000 and otherwise in the form (with appropriate insertions) annexed hereto as Exhibit A (the "New Revolving Credit Note") which shall substitute for the Existing Revolving Credit Note issued to the Bank and shall evidence all Revolving Loans now or hereafter outstanding from the Bank under the Revolving Credit. All references in the Credit Agreement or in any other instrument or document referring to the Existing Revolving Credit Note shall be deemed references to the New Revolving Credit Note.

4.   CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     4.01. The Company and the Bank shall have executed and delivered this Amendment.

     4.02. The Company shall have executed the New Revolving Credit Note in favor of the Bank in the form attached hereto as Exhibit A, to be dated as of the date of its issuance and in a face amount equal to $10,000,000.

     4.03. No Default or Event of Default shall have occurred and be continuing as of the date this Amendment would otherwise take effect.

     4.04. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

     Upon the effectiveness of this Amendment, the Bank shall promptly return to the Company the Existing Revolving Credit Note which is being replaced by the New Revolving Credit Note contemplated by this Amendment.

5.   REPRESENTATIONS.

     In order to induce the Bank to execute and deliver this Amendment, the Company hereby represents to the Bank that as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that for purposes of this paragraph, (i) the representations contained in Section 6.3 shall be deemed to include this Amendment as and when it refers to Loan Documents and (ii) the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Bank) and (except as specifically waived herein) the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

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6.   MISCELLANEOUS.

     6.01. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     6.02. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

     6.03. The Company agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Bank in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Bank with respect to the foregoing.

     Dated as of September 4, 1997.

                                          MARKET FACTS, INC.


                                          By /s/ Timothy Sullivan
                                             ---------------------------------
                                             Its Senior Vice President
                                                 -----------------------------

     Accepted and agreed to in Chicago, Illinois as of the date and year last above written.

                                          HARRIS TRUST AND SAVINGS BANK


                                          By /s/ Dan Sabol
                                             ---------------------------------
                                             Its Vice President
                                                 -----------------------------

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

                              Market Facts, Inc.
                             Revolving Credit Note


                                                               Chicago, Illinois
$10,000,000                                                    September 4, 1997

     On the Revolving Credit Termination Date, for value received, the undersigned, MARKET FACTS, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (the "Bank") at its office at 111 West Monroe Street, Chicago, Illinois, the principal sum of
(i) Ten Million and no/100 Dollars ($10,000,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Loans owing from the Company to the Bank under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

     This Note evidences Revolving Loans made and to be made to the Company by the Bank under the Revolving Credit provided for under that certain Credit Agreement dated as of June 7, 1996, between the Company and the Bank (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement"), and the Company hereby promises to pay interest at the office described above on such Revolving Loans evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

     Each Revolving Loan made under the Revolving Credit against this Note, any repayment of principal hereon, the status of each such Revolving Loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of each Revolving Loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto absent manifest error.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity and voluntary prepayments may be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used
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herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

     This Note is issued in substitution for and in replacement of that certain Revolving Credit Note of the Company dated June 14, 1996 payable to the order of the Bank in the face principal amount of $7,000,000.

     The Company hereby promises to pay all reasonable out-of-pocket costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of laws.

                                        MARKET FACTS, INC.


                                        By: /s/ Timothy J. Sullivan
                                            --------------------------
                                        Name: Timothy J. Sullivan
                                              ------------------------
                                        Title: Senior Vice President
                                               -----------------------

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